INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Blessings Corporation on Form S-8 of our reports dated February 20, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Blessings Corporation for the year ended December 30, 1995.

Richmond, Virginia
September 18, 1996